ENER1, INC. ANNOUNCES CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Ft. Lauderdale, FL - September 23, 2005 - Ener1, Inc. (EBB:ENEI - www.ener1.com) today announced that it has retained Eisner LLP as its independent registered public accounting firm, effective immediately. Eisner LLP replaces Kaufman, Rossin & Co. who resigned on August 16, 2005.

The decision to appoint the new independent registered public accounting firm was made by the company’s Audit Committee of the Board of Directors.

The reports of Kaufman on Ener1's consolidated financial statements for the fiscal years that ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years that ended December 31, 2004 and 2003 and the subsequent interim period from January 1, 2005 through August 16, 2005, (i) there were no disagreements between Ener1 and Kaufman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kaufman, would have caused Kaufman to make reference to the subject matter of the disagreement(s) in connection with its report on the consolidated financial statements for such periods, and (ii) there were no "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

Prior to the engagement of Eisner LLP, we had not consulted with Eisner LLP during our two most recent fiscal years and through the date of this report in any matter regarding either: a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither was a written report provided to us nor was oral advice provided that Eisner LLP concluded was an important factor, or b) the subject of either a disagreement or a reportable event described in Item 304(a)(1)(v) of Regulation S-K.

About Ener1, Inc.

Ener1, Inc (EBB: ENEI) is an energy technology company. The company's interests include: 80.5% of EnerDel (www.enerdel.com), a lithium battery company in which Delphi Corp. owns 19.5%; 49% of Enerstruct, a Japanese lithium battery technology company in which Ener1's strategic investor ITOCHU owns 51%; wholly owned subsidiary EnerFuel, a fuel cell testing and component company (www.enerfuel.com); and wholly owned subsidiary NanoEner, which develops nanotechnology-based materials and manufacturing processes for batteries and other applications (www.nanoener.com). For more information, visit http://www.ener1.com.

Safe Harbor Statement (ENER1, Inc.)

This release contains forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995 conveying management's expectations as to the future based on plans, estimates and projections at the time the statements are made. The forward-looking statements contained in this press release involve risks and uncertainties, including, but not necessarily limited to, the ability of Ener1 to complete the proposed spin-off of its equity interests in EnerDel, Inc., NanoEner, Inc. and EnerFuel, Inc., including securing financing to adequately capitalize each company and obtaining required regulatory and third-party approvals; successfully develop and market proposed lithium battery, fuel cell and nanotechnology-based products and services; Ener1's plans to reduce costs and gain a competitive advantage by consolidating manufacturing operations and implementing automated production processes; charges Ener1 will incur in connection with consolidating manufacturing operations; the degree of competition in the markets for lithium battery, fuel cell and nanotechnology-based products and services, Ener1's history of operating losses, the lack of operating history for the development stage Ener1 businesses, the need for additional capital, the dependency upon key personnel and other risks detailed in Ener1's annual report on Form 10-KSB for the year ended December 31, 2004, as well as in its other filings from time to time with the Securities and Exchange Commission. These risks and uncertainties could cause actual results or performance to differ materially from any future results or performance expressed or implied in the forward-looking statements included in this release. Ener1 undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.